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As filed with the Securities and Exchange Commission on May 5, 2015.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEALTHEQUITY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	52-2383166 (I.R.S. Employer Identification Number)

15 W. Scenic Pointe Dr.
Ste. 100
Draper, Utah 84020
(801) 727-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

JON KESSLER
President and Chief Executive Officer
15 W. Scenic Pointe Dr.
Ste. 100
Draper, Utah 84020
(801) 727-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
GORDON R. CAPLAN, Esq. JEFFREY S. HOCHMAN, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000	CHARLES S. KIM, Esq. ANDREW S. WILLIAMSON, Esq. DAVID G. PEINSIPP, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date hereof.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-203190.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, $0.0001 par value per share	287,500	$25.90	$7,446,250	$866

(1)
Represents only the additional number of shares being registered and includes 37,500 shares of common stock issuable upon exercise of the underwriters' option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-203190).

(2)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $110,745,000 on a Registration Statement on Form S-1 (File No. 333-203190), which was declared effective by the Securities and Exchange Commission on May 5, 2015. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $7,446,250 is hereby registered, which includes shares issuable upon the exercise of the underwriters' option to purchase additional shares.

        The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering additional shares of common stock, par value $0.0001 per share. The contents of the Registration Statement on Form S-1, as amended (File No. 333-203190) (the "Initial Registration Statement"), filed by HealthEquity, Inc. with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act, which was declared effective by the Commission on May 5 , 2015, are incorporated by reference into this Registration Statement.

        The Registrant hereby certifies to the Commission that (i) it has instructed its attorneys to pay on its behalf to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Securities and Exchange Commission's account at U.S. Bank as soon as practicable (but no later than the close of business on May 6, 2015), (ii) it will not revoke such instructions, (iii) there are sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions no later than May 6, 2015.

        The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

          (a)    Exhibits. All exhibits previously filed or incorporated by reference in the Initial Registration Statement are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit No.	Description of Exhibit
5.1	Opinion of Willkie Farr & Gallagher LLP
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to the Initial Registration Statement and incorporated by reference herein)

Signatures

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah on this 5th day of May, 2015.

HEALTHEQUITY, INC.
By:	/s/ JON KESSLER
Name:	Jon Kessler
Title:	President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JON KESSLER Jon Kessler	President, Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2015
/s/ DARCY MOTT Darcy Mott	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 5, 2015
* Stephen D. Neeleman, M.D.	Director	May 5, 2015
* Frank T. Medici	Director	May 5, 2015
* Ian Sacks	Director	May 5, 2015
* Frank A. Corvino	Director	May 5, 2015
* Michael O. Leavitt	Director	May 5, 2015
* Manu Rana	Director	May 5, 2015
* Evelyn Dilsaver	Director	May 5, 2015
*
Pursuant to Power of Attorney

By:	/s/ JON KESSLER Jon Kessler Attorney-in-Fact

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules.